EXHIBIT 99B.2

SELECTED COMBINED GROUP DATA                   U S WEST MEDIA GROUP
(UNAUDITED)

					   Quarter Ended
Dollars in millions,                         March 31,         %
statistics in thousands                  1996       1995    Change
- - ----------------------------------------------- ---------- ---------
REVENUES
U S WEST Direct                            $265       $250      6.0
Other directories                            23         22      4.5
MediaOne                                     57         54      5.6
NewVector:
  Service                                   239        186     28.5
  Equipment                                  25         16     56.3
				     ---------- ----------
    Total NewVector                         264        202     30.7
Other                                         4          8    (50.0)
				     ---------- ----------
  Total revenues                           $613       $536     14.4

EBITDA (#1)
U S WEST Direct                            $133       $127      4.7
Other directories                           (20)       (20)      -
MediaOne                                     27         24     12.5
NewVector                                    84         60     40.0
Other                                       (28)       (15)   (86.7)
				     ---------- ----------
  Total EBITDA                             $196       $176     11.4

Other Data:
U S WEST Direct (Yellow Pages)
  Net Income                                $78        $74      5.4
  Advertisers                               482        470      2.6

MediaOne (Atlanta Cable)
  Basic subscribers - served                537        501      7.2
  Basic subscribers - FCC equivalents       497        466      6.7
  Homes passed                              854        822      3.9

U S WEST NewVector (Wireless)
  Subscribers (consolidated)              1,571      1,048     49.9
  Proportionate POPs managed
   (millions)                              20.0       18.7      7.0

<F1>
# 1: Earnings before interest, taxes, depreciation, amortization and other (EBITDA). EBITDA also excludes equity losses and guaranteed minority interest expense.